Exhibit (h)(63)

MFS Investment Management 111 Huntington Avenue Boston, Massachusetts 02199 T +1 617 954 5000

March 9, 2015

Mr. Michael Kloss

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Blvd

Charlotte, NC 28282

Re:	MFS Variable Insurance Trust, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III (the “Trusts”)

Dear Michael:

Reference is hereby made to the Participation Agreement by and among the Trusts, TIAA-CREF Life Insurance Company (the “Company”), and MFS Fund Distributors, Inc. (“MFD”) dated February 28th, 2006, as amended (the “Participation Agreement”). The purpose of this Letter Agreement is to confirm certain financial arrangements between MFD, the underwriter to the Trusts, and the Company in connection with the Company’s investment in the Trusts on behalf of certain separate accounts, as listed in Schedule A of the Participation Agreement.

With effect from March 28, 2015, MFD, in consideration of the Company’s performance of the administrative services described in Schedule A attached hereto, agrees to pay an administrative services fee to the Company on assets invested in Initial Class Shares of the MFS Growth Series, MFS Utilities Series, MFS MA Investors Growth Stock Portfolio, and MFS Global Equity Series that are attributable to variable life and variable annuity contracts offered by the Company. Such fee shall be equal to:

•	0.15% per annum on assets up to $100 million; and

•	0.20% per annum on assets in excess of $100 million.

Such fee shall be paid quarterly (on a calendar year basis) in arrears. Such fee shall continue to be due and payable for so long as Company provides the services contemplated hereunder with respect to Policies under which amounts are allocated to the Trust, provided, however, that no such fee shall be due and owing for any period subsequent to the termination of the Participation Agreement. Upon any such termination before the end of any calendar quarter, such fees will be prorated according to the proportion that the period bears to the full quarter and will be payable upon the date of termination.

This Letter Agreement shall supersede all prior agreements relating to its subject matter including, but not limited to, former Section 5.4 of the Participation Agreement between the Company and MFS dated February 28th, 2006.

Please confirm your understanding of this arrangement by having the enclosed duplicate copy of this Letter Agreement signed where indicated below by an appropriate officer of the Company and return this duplicate copy to me.

Very truly yours.
MFS FUND DISTRIBUTORS, INC.

James A. Jessee
President

TIAA-CREF LIFE INSURANCE COMPANY

By:
Contact Name: Todd Sagmoe
Title: Vice President

SCHEDULE A

The Company will use the administrative services fee described in the attached Letter Agreement to pay for the following services. MFD’s payment under the Letter Agreement does not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Trusts, and these payments are not otherwise related to investment advisory or distribution service or expenses. The amount of administrative expense payments made pursuant to this Letter Agreement will not be deemed to be conclusive with respect to actual administrative expenses or savings.

Administrative Services:

Maintain Books and Records

•	Record transfers (via net purchase orders)

•	Reconcile and balance the separate account at the Trust level in the general ledger, at various banks and within systems’ interface

Communicate with the Trust

•	Purchase Orders

•	Determine the net amount available for investment by the Trust

•	Deposit receipts at the Trust’s custodian (generally by wire transfer)

•	Notify the custodian of the estimated amount required to pay dividends or distributions

•	Redemption Orders

•	Determine the net amount required for redemptions by the Trust

•	Notify the Custodian and Trust of cash required to meet payments

•	Daily pricing

Process Distributions from the Trust

•	Process ordinary dividends and capital gains

•	Reinvest the Trust’s distributions

Reports

•	Periodic information reporting to the Trust and its Board

Proxy Solicitations

•	Assist with proxy solicitations, specifically with respect to soliciting voting instructions from Contract owners

Trust-related Contractowner Services

•	Financial representative’s advice to Contract owners with respect to Trust inquiries (not including advice about performance or related to sales)

•	Communicate information to Contract owners regarding Trust and subaccount performance

AMENDMENT NO.3 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of the 28th day of February 2006 by and among MFS Variable Insurance Trust (“Trust”), TIAA-CREF Life Insurance Company (“Company”), and Massachusetts Financial Services Company (“MFS”), as amended (the “Participation Agreement”), is hereby amended as follows effective March 28th, 2015:

WHEREAS, MFS desires to assign all rights and obligations under the Agreement to its affiliate, MFS Fund Distributors, Inc. (“MFD”) and MFD and the Company hereby consent to such assignment; and

WHEREAS, the parties desire to add an open-end management investment company for which MFD serves as principal underwriter.

NOW, THEREFORE, in consideration of the above premises and mutual covenants set forth herein, the Company, the Trusts and MFD hereby agree as follows:

1.	MFS does hereby assign all its rights, duties and obligations under the Agreement to MFD.

2.	MFD, for itself and its successors and assigns, hereby agrees to succeed to and to assume and perform all the rights, duties and obligations of MFS under the Agreement.

3.	All references to “Massachusetts Financial Services Company” and “MFS” are hereby replaced with “MFS Fund Distributors, Inc.” and “MFD”, respectively.

4.	MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”) and MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) are hereby added as parties and all references to
“Trust(s)” now include, as the context may require, Trust II and Trust III. Trust II and Trust III each hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

5.	Section 5.4 is hereby deleted in its entirety.

6.	Article XII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and

MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Company:

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Blvd

SSC/C2/04

Charlotte, NC 28262

Attn: General Counsel

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

7.	The first sentence of Section 14.8 is hereby restated as follows:

“A copy of Trust I’s and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.”

8.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

TIAA-CREF LIFE INSURANCE COMPANY		MFS FUND DISTRIBUTORS, INC.
By its authorized officer and not individually,

By:		By:
Name:	Todd Sagmoe	Name:	Michael W. Roberge
Title:	Vice President	Title:	Authorized Signatory

MFS VARIABLE INSURANCE TRUST MFS VARIABLE INSURANCE TRUST II MFS VARIABLE INSURANCE TRUST III		MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:		By:
Name:	Susan Newton	Name:	Michael W. Roberge
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

March 28th, 2015

Name of Separate Account	Policies Funded by Separate Account	Trust I Portfolios Applicable to Policies	Trust II Portfolios Applicable to Policies
TIAA-CREF Life Insurance Company Separate Account VL1-1	Intelligent Life Flexible Premium Variable Universal Life Insurance Contracts	MFS Global Equity Series MFS Utilities Series	MFS Massachusetts Investors Growth Stock Portfolio

TIAA-CREF Life Insurance Company Separate Account VA-1	Intelligent Variable Annuity Contracts	MFS Global Equity Series MFS Utilities Series	MFS Massachusetts Investors Growth Stock Portfolio

Portfolios Available to Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Bond Series*

MFS Research Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio**

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

*	MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015
**	MFS Bond Portfolio will be renamed MFS Corporate Bond Portfolio effective April 30th, 2015

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